Focusing on Gold Production and Discovery in Nevada

(Sagebrush Gold, Ltd. OTCBB: SAGE)

August 2011

SAGEBRUSH GOLD, Ltd

1640 Terrace Way | Walnut Creek, CA 94597

SAGEBRUSH GOLD, Ltd

Forward Looking Statement:

This presentation contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "would," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "projects," "potential" or "continue" or the negative of such terms and other comparable terminology.

These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined under "Risk Factors" in our reports filed with the SEC. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this presentation to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Company Overview

Sagebrush Gold Ltd. (OTCBB: SAGE) intends on becoming the newest Nevada gold producer. SAGE has recently acquired the Relief Canyon Mine including its brand new, state of the art gold processing facility in the middle of an historic gold producing area of Nevada:

- New gold processing facility
- Over 150,000 ounce gold production in the next three years with potential 500,000 ounces through additional exploration
- Three exploration properties with potential world class deposits
- Joint venture opportunity with leading gold producers

Focused on Gold Discovery and Production in Nevada

Nevada is one of the most prolific gold regions in the world and has the second largest gold deposits in the world behind only Witwatersrand, South Africa. Over 152 million ounces of gold have been mined since 1835 at a value in excess of $230 billion at current pricing. Today, the State counts 90% of U.S. gold production, and Sagebrush owns exploration claims and a production plant in the area counting 90% of the gold mined in Nevada.



LOCATION/ACCESS MAP
Major Gold Mine or Deposit
Interstate Highway
Other Primary Road

SAGEBRUSH GOLD, Ltd

Historical Overview

The Company formerly known as The Empire Sports & Entertainment Holdings Co. changed its name to Sagebrush, Gold, Ltd. in order to reflect additional businesses to be pursued by the Company. Following the departure during March 2011of a senior executive officer responsible for developing the Company's sports and entertainment projects, the Company evaluated several new business opportunities. During May 2011, the Company was presented with an opportunity to acquire, in exchange for issuance of common stock, certain leases with the potential to pursue natural resource exploration, primarily precious metal. As a result, the Board of Directors determined to pursue such acquisition. The Company appointed a new President, David Rector, with resource and exploration experience, and appointed a Chief Geologist. The Company's management conducted due diligence and management and their advisors concluded that the Nevada claims were conducive to exploration for gold. However, no deposits have been identified on the leased properties. The Company will as a result be engaged in gold production and exploration business, through separate subsidiaries, consisting of resource exploration, ore processing, and gold production in Nevada.

Through our subsidiary "Arttor Gold, LLC" a Nevada limited liability company ("Arttor Gold"), we have the rights to explore on two properties, known as Red Rock and North Battle Mountain. The exploration rights to these properties are evidenced by leases between Arttor Gold and F.R.O.G. Consulting, LLC, a Nevada limited liability company ("Frog"), which acquired its rights to these properties from the Federal Bureau of Land Management by staking claims.

Through our subsidiary "Continental Resources Acquisition Sub, Inc." we acquired the assets of Continental Resource Group, Inc. including $13.2 million in cash and several state leases and federal unpatented mining claims and other rights to exploration on certain uranium exploration properties. We are currently in the process of evaluating various strategic options including a sale or spin out of the uranium exploration assets.

In August 2011, we acquired the Relief Canyon gold mining project by paying a $12 million cash and issuing $8 million notes issued to Platinum Long Term Growth LLC ("Platinum") and Lakewood Group LLC ("Lakewood" and collectively with Platinum, the "Sellers") for 100% ownership.

SAGEBRUSH GOLD, Ltd

Sagebrush Gold Ltd.

Overview

Portfolio Summary

Relief Canyon Gold Production	•Previous $30 mm investment, including a new $ 10 mm processing plant •Three year mine life with existing resource •155,000 ounce 43-101 resource with potential 500,000 ounce resource in surrounding areas •Production cost is around $600/ounce •Ability to begin production in the second half of 2012 •$100 million cash flow potential at $1600 gold price •Blue sky exploration potential to significantly expand resource
Relief Canyon Gold Processing JV	•Processing ores for nearby gold mines with revenue split •Immediate potential of 160,000 ounces of gold
SAGE North Central Nevada Gold Exploration Properties	•Targeting world class deposits on three properties •Extensive geological, geochemical, gravity and seismic work done on properties identifying multiple targets •Diamond core drilling commenced end of July, 2011
Continental Resource Uranium Assets	•Six uranium assets in U.S., including over 9.2 million pounds uranium historical production and over 10.0 million pounds of verified uranium deposits

Gold Mining and Producing Portfolio

- *Relief Canyon Gold Production*: The project includes a new heap leach processing plant with a 3.5 million ton annual processing capacity, two open-pit gold mines with a proven 155,000 ounce resource, and the joint venture opportunity with nearby gold producers. Previous exploration also indicate up to potential 500,000 ounce gold resource under existing mining claims.

- *North-central Nevada Gold Exploration Claims*: Claims covering 2,300 hectares including Red Rock and North Battle Mountain properties. Both assets locate in well-known gold trends and may contain multi-million ounce gold deposits.

Spin-off Uranium Assets

- *Continental Resource Uranium:* Six uranium assets in U.S., including over 9.2 million pounds of uranium historical production and over 10.0 million pounds of verified uranium deposits. Assets located in well-known uranium mining zones, such as Arizona Strips, Artillery Peak, ,Coso, and Connors-Slope. The Company has been contacted by potential buyers for these uranium claims.

SAGEBRUSH GOLD, Ltd

Relief Canyon Gold Production






N
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13 miles (22 km) to Lovelock NV, USA
Red Outline Current Property Boundary
Past Au Producing Pits
Relief Canyon
Process Facilities




Relief Canyon Mine



Relief Canyon Gold Project Overview

Location

The Relief Canyon Project is located 15 miles NE of Lovelock in Pershing County, Nevada. The Relief Canyon Gold Project comprises 51 unpatented Lode mining claims totaling approximately 1,020 acres in Packard Flat, Antelope Springs Mining District, Pershing County, Nevada, U.S.A. These Lode claims cover parts of Sections 3, 4, 16, and 20, in Township 27 North, Range 37 East, Mount Diablo Base and Meridian, Pershing County, Nevada, U.S.A. The claims are in three blocks, contiguous within each section.

Processing Facility

Five heap leach pads, two solution ponds and a cement block constructed Adsorption-Desorption-Recovery (ADR) solution processing circuit are located on the mill site claims. The ADR type process plant consists of four carbon columns, acid wash system, stripping vessel, electrolytic cells, a furnace and a retort for the production of gold doré. The building was originally installed by Lacana, updated in 1995 and has been completely updated and new equipment installed in 2007-2008.

Production History

Relief Canyon Gold Mine operated in 1984-1989. Ore placement on the heaps ceased in October of 1989. The operation processed approximately 2 million tons per year that averaged 0.03 opt Au (1.028 g/t). The mine is reported to have produced over 100,000 ounces gold.

SAGEBRUSH GOLD, Ltd

Relief Canyon Gold Production

Relief Canyon Geology

The Relief Canyon Gold Project is located on the western flank of the southern Humboldt Range, along the east side of Packard Flat The northeast-trending range, bound by the Black Ridge Fault to the west, is composed of Late Paleozoic to mid-Triassic felsic and intermediate volcanic flows and tuffs, silty and micritic limestones, mudstones, sandstones and their lower greenschist facies metamorphic equivalents. In addition, several episodes of granite, granodiorite, monzogranite, and diabase (gabbro) composition intrusive rocks are present. Alluvium is made up from the surrounding exposed basement rocks, along with lakebed sediments, and tuffa from Pleistocene lakes.






Relief Canyon Gold Project Local Geology
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1 mile
Red Outline
Current
Property
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Past Au
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Local Formations

Relief Canyon Gold Production

Relief Canyon Gold Resource

	Cut-off(oz Au/ton)	Tons	Grade oz Au/ton	oz Au
Indicated Resource:	0.005	6,533,000	0.017	113,000
Inferred Resources:	0.005	2,719,000	0.015	42,000
	Total Au Resources	**155,000 oz**	**Average Grade**	**0.017 oz/t**
	Total Ore	**9,252,000 ton**	**Recover Rate**	**70%**

Data: NI43-101 June 2010 by MINE DEVELOPMENT ASSOCIATES (MDA)

Mine Development Associates (MDA) has completed a resource model for the project and has identified approximately 155,000 ounces of gold at a cut-off grade of 0.005 ounces per ton. The details of their resource modeling efforts, geology, and other pertinent information can be found in their NI-43101 completed in June 2010.

Relief Canyon Processing Plant

During 2007 it was decided by First Gold to build a processing facility that was capable of handling both the ore from the pit and the reprocessing of the historic heap leaches. Geoff Allard and Associates was hired to design the plant and assist in procurement. A 3000 gpm plant is built to handle both the current resources and any future ore that might be available. The plant has four 8 tons columns and an 8 ton strip circuit. The plant was designed with sealed columns and uses tanks for both the pregnant and barren solutions instead of ponds and recovery pumps. It also allows for a system that minimizes carbon handling and at the same time minimizing pumping of solutions, since the system can be run at slow speeds with only a barren pump. The plant itself was constructed using all First Gold employees in 2008

Heap Leach Pad Design and Contraction

The pad was designed to be 72 aces in size and at 200' stacking height to have a capacity of 21,000,000 tons with a permitted capacity of 7,000,000 tons. The pad is designed as double layer containment. A grid of perforated pipe is installed on top of the HDPE plastic and covered by 2.5' of over drain material. The over drain material is crushed and screened rock from the old heap. Initially only one quarter of the designed pad was constructed. This pad is 900,000 sqft and has a capacity of 1,900,000 tons.

Ore Crusher

In 2008 a crusher was purchased for the operation with a production rate of 750 tons per hour The crusher bid went to AMI (Aggregate Machinery, Inc.) out of Portland, Oregon and the crusher was purchased and delivered in 2008.

SAGEBRUSH GOLD, Ltd

Relief Canyon Gold Production

Relief Canyon Processing Plant








Relief Canyon Gold Production

Relief Canyon Gold Mining and Producing Permits

The project is fully permitted for the mine facilities and re-processing of the spent heap leach generated by past operators. In order to allow mining resource found below the existing pits, certain permits currently held will have to be amended. The following is a current list of permits held for the project:

- BLM - Environmental Review & EA
- BLM - Plan of Operations
- BLM - Right Of Way Grant - Communications Site
- FCC Radio License
- NDEP - Reclamation Permit
- NDEP - Water Pollution Control Permit
- NDEP - Air Quality Permit
- NDEP - Temporary Closure Plan
- NDEP - BWPC Large System Septic Permit
- NDEP - Class III Landfill Permit
- NDEP - RCRA EPA ID Number (resource Conservation and Recovery Act)
- NDEP - Storm Water Pollution Prevention Plan
- NDOW - Industrial Artificial Pond Permit
- NDOWR - Water Rights Filling
- Nevada Department of Business & Industry - Notification of Commencement
- County - Special Use Permit
- County – Business License
- County – Building Permit
- City Business License
- State of Nevada Business License
- State of Nevada Consumer Use Tax License

Relief Canyon Gold Production

Relief Canyon Gold Capital Expenditure

Total $13.35 million capital will be used to advance the project toward full capacity production, which requires the mine to obtain BLM amended permits of Water Pollution Control, Reclamation Permits, and the Plan of Operation. In addition, the construction of heap leach could be completed according to its original design, and the mine will reach its 21 million tons processing capacity.

Near-term Production Plan

Potential to begin production in the second half of 2012 and process about 3 million tons per year if permits are in place and. Total production life with existing proven resource is about two and half years.

Total Au Production	**131,874 oz**	**Gold Price**	**Mine Value**
Mining Cost	$55.96 m	$1,300/oz	$63.33 m
Processing Cost	$23.54 m	$1,400/oz	$73.96 m
Other Cost	$16.24 m	$1,500/oz	$84.60 m
Total Production Cost	$100.22 m	$1,600/oz	$110.78 m
Average Mining Cost	$595 /oz	**$1,650/oz**	**$117.55 m**
Total Mining Life	3 yrs	$1,700/oz	$123.86 m

Relief Canyon Joint Venture Opportunities

Based on the 21 million tons processing capacity, the processing plant has opportunities to provide services to nearby gold mines, which include mines of Newmont (NYSE:NEM), the largest gold producer in U.S., Coeur Rochester Mine, and Packard Flat Mine. Over 160,000 ounces of gold is expected to be produced in the coming years and the operation could generate over $70 million of additional revenue to the Company

Exploration in South and North Relief Canyon Area

Mine Development Associates suggests future explorations in South and North areas, and additional drilling beyond the current depth and below the water bed. The company plans to expand its drilling program, which will cost $3.00 million, and will potentially increase the gold resource by about 500,000 oz. Total production of Relief Canyon Mine is expected to be over 650,000 ounces of gold.

SAGEBRUSH GOLD, Ltd

Sagebrush North-Central Nevada Gold Exploration

Sagebrush Gold Ltd. also controls three gold properties in North-central Nevada. The area counts 80% of the gold mined in Nevada within three Gold Trends:

- The Carlin Gold Trend has produced more than 60 million ounces of gold
- The Battle Mountain-Eureka Gold Trend has produced 20 million ounces of gold
- The Rabbit Creek Gold Trend has produced 10 million ounces of gold

The Company controls gold exploration properties in these mining zones, and in total have 2,300 hectares. Geologic mapping, rock soil samples and geophysics have been completed and drill targets are identified and drilling commenced at the end of July, 2011. The properties are:

Red Rock:	2,177 hectares
North Battle Mountain:	146 hectares

The Company plans to spend $6.00 million dollars through the end of 2012 to continue its exploration in these two areas. Additional world class exploration opportunities are constantly being evaluated and sought.

Red Rock Property

Location: The Red Rock property is located at the intersections of three major gold trends, which are the Battle Mountain-Eureka Gold trend, The Rabbit Creek Gold Trend, and The Caetano Caldera Trend. The property is near the interstate highway No. 80.

Two Gold mining targets:

an open-pit gold deposit

multiple underground potential world class Carlin-type gold deposits



North-Central Nevada Gold Exploration



Barrick
Newmont
Thunder Mtn Resources
Other
Newmont
Newmont
Newmont
Allied Nevada Gold
Proposed New Claims
W C Gold
Paramount Gold & Silver
Paramount Gold & Silver
Allied Nevada Gold
Patented
Private
FMC-Imco Services
Paramount Gold & Silver
Allied Nevada Gold
Centerra Gold
Will Bay Ventures
Leger
Centerra Gold
Proposed New Claims
EXPLANATION
CSAMT LINES
miles

North-Central Nevada
Gold Exploration

Red Rock Property Exploration History

Previous exploration companies have completed following geological survey of Red Rock Property and The Company has collected essential mineral information of the property including:

- Geologic maps
- Abundant rock and soil geochemistry
- Detailed gravity data
- Detailed aeromagnetic data
- Drill hole logs, assays, chips and core

In addition, both highly concentrated surface gold, up to 0.38 ounces per ton (13.03 g/T), and shallow drilled gold have already been discovered on an adjoining property located in the same intersection of three major gold trends.


Elder Thrust Sheet
Undivided
Thrust Sheet


Caldera
Boundary

North-Central Nevada
Gold Exploration





▪Rock and soil geochemical data indicate gold bearing rock (red hachures) located within the claim block for a distance of over six (6.4) kilometers.

▪Residual gravity with interpretation and proposed drill sites (Red cross-hatch area is intrusive.)

▪Geophysical data indicates anomalies (located beneath red hachured areas) in rock density confirming geochemical results.

North Battle Mountain Property

The North Battle Mountain property is located along the Northern Nevada Rift: a gold belt containing at least 8 million known ounces of gold. Mineralization is similar to Carlin-type gold systems. Abundant previous information has been generated that includes:

- Geologic maps
- Abundant rock and soil geochemistry
- Detailed gravity data
- Detailed ground magnetic data

North Battle Mountain Local Geology

The North Battle Mountain property is underlain by an Upper Devonian-Mississippian arkosic assemblage consisting of calcareous sandstone, siltstone, shale and chert. This sequence has been intruded by Tertiary ("quartz eye") rhyolite dikes and sills. Eocene to Pliocene felsic to mafic volcanic rocks and minor sediments were deposited over these older units. High-angle faults striking E-W, N30-60° E and N20-50° W are the key fault sets. Elevated metal values, barite in-fillings, brecciation, fracturing, intrusive dikes, and abundant iron oxide formation are associated with these structures

SAGEBRUSH GOLD, Ltd

North-Central Nevada Gold Exploration

- Two large gold and associated trace element anomalies; 640m long X 275m wide and 320m long X 140m wide.

- Gold-in-rock values range to 407 ppb (0.40 g/T) with significant overlapping values of arsenic, antimony, mercury, molybdenite, silver, lead, zinc, and tungsten.

- Presence of high zinc, antimony and arsenic is very encouraging as these elements are often above or distal to Carlin-type gold deposits.

- Detailed gravity data revealed large gravity high. And CSAMT data suggest three (3) major target areas of potential silicification that overlay both mapped alteration and gold-arsenic rock anomalies


RANGE

SAGEBRUSH GOLD, Ltd

Overview

Sagebrush Gold Ltd. Acquisition History

June 2011: Sagebrush made the transition into gold exploration sector via its acquisition of Arttor Gold's two exploration properties in North-central Nevada

July 2011: Sagebrush acquired the assets Continental Resource Group, Inc. including its management team with strong experience in minerals exploration and mining, solid cash balance sheet, and uranium exploration properties

Aug 2011: Acquired Relief Canyon Gold Project (RC) with its new gold processing plant, 155 thousand ounces of gold resource, and production permits by paying $12 million cash and issuing $8 million notes.

Capitalization Table

Entity	**Outstanding Shares**	**Ownership**
Sagebrush	46 million	38%
Continental Resource	77 million	62%
Total	**123 million**	**100%**

Overview

Total $30 million will need to be invested in the next three years, including:

- Complete heap leach pad construction and increase total capacity from 9 million to 21 million tons
- Obtain amended operation plan and production permits for Relief Canyon Plant
- Drilling exploration program in North-central Nevada and Relief Canyon

Investment Highlights

- Near term production mine with $30 million worth of equipment
- Large Exploration claims in three gold mining zones of Nevada
- Experienced management team

Stephen D. Alfers, Senior Advisor to Management Distinguished thirty year career in the international mining industry. Extensive experience in corporate finance, complex mining transactions, mergers and acquisitions, and legal and government affairs. Past president and Chief Executive Officer of successful Nevada focused publicly held gold exploration company. Led the effort to acquire and improve 19 gold deposits and exploration projects, took the company public on the TSX, and sold that merged that company for a substantial benefit to shareholders. Credited with leading exploration and development programs resulting in the discovery of new deposits, the expansion of the asset base and shareholder value. Nationally recognized expert in mining development, and frequent lecturer, advisor and consultant on such matters.

Eric G. Klepfer, Relief Canyon Project Consultant Mr. Klepfer has served for over thirty years in underground and surface mines covering precious metals, copper, industrial minerals and coal operations, and also includes mine development and feasibility studies, mine reclamation, and construction management. He worked for Newmont Mining Corp as Manager of Environment Engineering during 1994-1995, and for Coeur d'Alene Mines Corporation as Vice President, Operations and Technical Services during 1995-2003. He is the President of Klepfer Mining Services LLC since 2003, providing project management, engineering and environmental services to the mining industry.

Stephen Tibbals, Mine Manager, After receiving an AS Degree in Electronics at Monterey Peninsula College in Monterey, California, Mr. Tibbals transferred to the Mackey School of Mines, University of Nevada, Reno. He received his BS degree in Mining Engineering from Mackey in 1976. Mr. Tibbals has worked in all phases of the mining industry from corporate offices to remote mine sites. He has held a variety of Jobs from Junior Engineer to COO of a Junior Mining Company. After spending his early mining career working underground in the silver mines in Northern Idaho at the Bunker Hill Mine and the Lucky Friday Mine, Mr. Tibbals went on to work in the uranium industry. Mr. Tibbals worked for Kerr McGee Nuclear, Pennsylvania Power and Light and Western Nuclear before transitioning into the gold industry. Mr. Tibbals has worked at a variety of gold mines in Nevada working in ore resource estimation, mine design and planning, mineral economics, property acquisition, permitting and mine management. While in Nevada, Mr. Tibbals worked for several companies including Western State Minerals at the Northumberland Mine before taking a position as General Manager of the Relief Canyon Mine in Pershing County, Nevada.

Debra Struhsacker , Environmental Consultant, With over 25 years of experience working on mineral development and environmental issues, Ms. Debra Struhsacker provides mining industry clients with customized, executive-level advice on environmental permitting strategies, government relations, and stakeholder involvement issues. Ms. Struhsacker started out her career as a geologist specializing in geothermal resource development and precious metals exploration. She is a Phi Beta Kappa graduate of Wellesley College where she majored in both geology and French. She also has a Master of Science degree in geology from the University of Montana. Examples of recent mining and environmental public policy topics include testimony before the Senate Energy & Natural Resources Committee on historical abandoned mines and the state and federal environmental regulatory framework applicable to modern mines (March 2008) and the evolution of federal and Nevada State reclamation bonding requirements for hard rock mineral exploration and mining projects.

David Rector, President Mr. Rector has served in general management roles and directed the business operations of many companies during the past 35 years and is experienced in all of the facets of public company governance and process in the US. Mr. Rector presently sits on four Board of Directors for US public companies and chairs or is a member of several audit and compensation committees. He has worked for a Fortune 500 Company as well as serving in senior general management roles for several small to mid-size organizations during the past 25 years.

Barry Honig, Chairman Mr. Honig was appointed as our Co-Chairman on September 29, 2010. He has served as Co-Chairman of InterCLICK, Inc. (NASDAQ:ICLK) since August 2007. Since January 2004, Mr. Honig has been the President of GRQ Consultants, Inc., and is a private investor and consultant to early stage companies and sits on the board of several private companies.

Arthur Leger, M.Sc. (geology), Director of Exploration & Field Operations Mr. Leger has been in mining and hydrology for the past 40 years primarily dedicating his career to gold exploration and mining in Nevada. He spent 35 years in the mining industry as a senior level exploration geologist and manager. In addition, he spent five years in state government as a staff engineer in the Ground Water Protection Branch with the Bureau of Water Pollution Control in Nevada. Mr. Leger has explored for and/or mined copper, molybdenum, nickel, tungsten, gold and silver in 15 states, Mexico and two Canadian provinces. He has worked in senior exploration and management positions with Cameco Gold Corporation, Cyprus Metals Exploration and Gold Fields Mining Corporation during the past 20-year period.

www.sagebrushgold.com
info@sagebrushgold.com

Telephone: 925.930.6338

SAGEBRUSH GOLD, Ltd

1640 Terrace Way | Walnut Creek, CA 94597